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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
thinkorswim Group Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-155529, 333-118330, and 333-75070) on Form S-8 and the registration statements (No. 333-149968 and 333-144019) on Form S-3 of thinkorswim Group Inc. (formerly Investools Inc.) of our reports dated March 16, 2009, with respect to the consolidated balance sheets of thinkorswim Group Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of thinkorswim Group Inc.

(Signed) KPMG LLP

Salt Lake City, Utah
March 16, 2009

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  Exhibit 23.1